Exhibit 99.1

For media:	For investors:
Michelle Linn	Bob Farrell
Linnden Communications	Genocea Biosciences
O: 508-362-3087	O: 617-674-8261
M: 774-696-3803	Bob.Farrell@genocea.com
Michelle@linndencom.com

Genocea Reports First Quarter 2014 Financial Results

Cambridge, MA, May 6, 2014 — Genocea Biosciences, Inc. (NASDAQ: GNCA), a clinical-stage biopharmaceutical company developing T cell-enabled vaccines and immunotherapies, today reported its financial results for the first quarter ended March 31, 2014.

“During the first quarter, Genocea continued to make important strides toward our goal of developing and commercializing life-changing T cell-enabled medicines,” said Chip Clark, president and chief executive officer of Genocea. “We kicked off the year with our successful IPO in February. We released encouraging six month clinical data from GEN-003, which is in an ongoing Phase 1/2a trial to treat patients infected with HSV-2, and we also completed enrollment in our Phase 1 trial for GEN-004 to prevent pneumococcal infections. We remain on track to announce clinical results from both trials by the middle of this year. In addition to our progress with our vaccine candidates, we also announced a collaboration with Dana-Farber Cancer Institute and Harvard Medical School to enable oncology immunotherapy advances. We believe this broad progress reflects both on the strength of our team, and that of our ATLAS™ platform, to identify and advance new medicines across a range of T cell-mediated diseases.”

Business Highlights

•                  Completed Initial Public Offering: In February 2014, Genocea completed an initial public offering (IPO) of common stock, raising net proceeds of $61.4 million. The Company joined the Russell 3000® and Russell 2000® indices in April 2014.

•                  Presented GEN-003 six month clinical data at World Vaccine Congress in March: Results from the ongoing Phase 1/2a study of GEN-003 to treat patients infected with herpes simplex virus type 2 (HSV-2) demonstrated a durable and highly statistically significant reduction in clinical symptoms and viral shedding at six months after initial dosing.

•                  Signed supply agreement with FUJIFILM Diosynth Biotechnologies U.S.A., Inc.: In February 2014, the Company entered into a supply agreement with Fujifilm for the manufacture and supply of protein antigens for its upcoming GEN-003 Phase 2 dose optimization clinical study.

•                  Completed enrollment in the GEN-004 Phase 1 study

•                  Presented data at 9th Annual International Symposium on Pneumococci and Pneumococcal Diseases in March: In a poster presentation, Genocea demonstrated that a single protein fusion of the three GEN-004 antigens significantly reduced colonization by pneumococcus in a mouse model. In addition, Genocea Executive Director and Chairman of the Scientific Advisory Board, George Siber, M.D., co-led a plenary session, discussing the role of T cell responses in protection from pneumococcal infections.

•                  Announced Dana-Farber Cancer Institute/Harvard Medical School collaboration: On March 3, 2014, Genocea announced a joint research collaboration with Dana-Farber Cancer Institute and Harvard Medical School to characterize anti-tumor T cell responses in melanoma patients, extending the use of the Company’s proprietary ATLAS™ platform to cancer immunotherapy.

•                  Expanded management team with appointment of Jonathan Poole as chief financial officer. Mr. Poole’s deep finance and strategic planning expertise in the biopharmaceutical industry further strengthens the Company’s leadership team.

First Quarter 2014 Financial Results & Financial Guidance

•                  Cash Position: Cash and cash equivalents as of March 31, 2014 were $65.8 million, compared to $12.2 million as of December 31, 2013. The increase was primarily driven by net proceeds of $61.4 million from the initial public offering of 5.5 million shares of the Company’s common stock, which was completed in February 2014.

•                  R&D Expenses: Research and development expenses were $4.4 million in the first quarter of 2014, compared to $4.0 million in the comparable period in 2013. The increase in R&D expenses was largely due to increased costs for the GEN-003 clinical program and higher R&D personnel costs, offset by lower costs for the GEN-004 clinical program, where manufacturing costs for the ongoing Phase 1 clinical trial were incurred in the first quarter of 2013.

•                  G&A Expenses: General and administrative expenses were $2.0 million in the first quarter of 2014, compared to $0.8 million in the comparable period in 2013. The increase in G&A expenses was largely due to incremental expenses to support the initial public offering and subsequent public company operations and an increase in non-cash stock based compensation expense.

•                  Net Loss: Net loss was $7.3 million for the first quarter of 2014, compared to net loss of $4.7 million for the comparable period in 2013.

•                  Financial Guidance: Genocea expects that its cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements until at least the end of 2015.

“With the proceeds from the IPO, we plan to create value for our shareholders by advancing our clinical programs through defined and meaningful clinical milestones and by continuing our research to unlock the potential value of our ATLAS platform,” said Jonathan Poole, chief financial officer of Genocea. “We would like to thank our shareholders for their continued support.”

Anticipated Upcoming Milestones

•                  GEN-003 Phase 1/2a 12-month results: Genocea expects to announce 12-month data from this study in mid-2014.

•                  GEN-003 Phase 2 dose optimization trial initiation: Genocea plans to initiate a Phase 2 dose optimization trial in the second quarter of 2014.

•                  GEN-004 Phase 1 trial results: Genocea expects to announce safety and immunogenicity results from this study in the second quarter of 2014.

•                  GEN-004 Phase 2 trial initiation: Genocea plans to initiate a Phase 2 human challenge study in the third quarter of 2014.

Conference Call

Genocea will be hosting a conference call and webcast today, May 6, 2014, at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (844) 826-0619 for domestic participants and (315) 625-6883 for international callers (reference conference ID 34546578). A live webcast of the conference call will be available online from the investor relations section of the company website at http://ir.genocea.com. A webcast replay of the conference call will be available on the Genocea website beginning approximately two hours after the event, and will be archived for 30 days.

About Genocea

Genocea is harnessing the power of T cell immunity to develop the next generation of vaccines and immunotherapies. T cells are increasingly recognized as a critical element of protective immune responses to a wide range of diseases, but are difficult to target using traditional discovery methods. Genocea is able to identify protective T cell antigens in humans using ATLAS™, its proprietary technology platform, potentially enabling vaccines and immunotherapies to address critical patient needs. Genocea’s pipeline of novel clinical stage T cell-enabled product candidates includes GEN-003 for HSV-2 therapy, GEN-004 to prevent infections caused by pneumococcus, and earlier-stage programs in chlamydia, HSV-2 prophylaxis, malaria and cancer immunotherapy.

Forward Looking Statements

Statements herein relating to future business performance, conditions or strategies and other financial and business matters, including expectations regarding clinical developments, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Genocea cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including Genocea’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; current results may not be predictive of future results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Genocea’s ability to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; the availability of qualified personnel and other factors set forth under “Risk Factors” in Genocea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2014. Further information on the factors and risks that could affect Genocea’s business, financial conditions and results of operations is contained in Genocea’s filings with the SEC, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release and Genocea assumes no duty to update forward-looking statements.

GENOCEA BIOSCIENCES, INC

CONDENSED BALANCE SHEET (UNAUDITED)

(In thousands, except per share amounts)

	March 31,	December 31,
	2014	2013

Cash and cash equivalents	$65,839	$12,208
Other assets	2,374	3,553
Total assets	$68,213	$15,761

Note payable	$9,810	$9,794
Accounts payable	1,263	2,176
Accrued expenses	1,483	1,418
Other liabilities	284	942
Total liabilites	$12,840	$14,330
Redeemable convertible preferred stock	—	81,562
Stockholders’ equity (deficit)	55,373	(80,131)
Total liabilities, redeemable convertible preferred stock and stockholders equity (deficit)	$68,213	$15,761

GENOCEA BIOSCIENCES, INC

CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	March 31,	March 31,
	2014	2013

Grant revenue	$—	$259

Operating expenses:
Research and development	4,407	3,980
General and administrative	1,966	810
Total operating expenses	6,373	4,790
Loss from operations	(6,373)	(4,531)
Other expense, net	(956)	(133)
Net loss	$(7,329)	$(4,664)
Accretion of redeemable convertible preferred stock to redemption value	$(180)	$(395)
Net loss attributable to common stockholders - basic and diluted	(7,509)	(5,059)
Net loss per share attributable to common stockholders - basic and diluted	$(0.76)	$(17.09)
Weighted-average number of common shares used in net loss per share attributable to common stockholders - basic and diluted	9,859	296